UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 31, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On October 31, 2006, IBM announced that the IBM Board of Directors has declared a regular dividend and authorized additional funds for use in the company’s stock repurchase program.  The press release is Attachment I of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  October 31, 2006

By:	/s/ Andrew Bonzani

(Andrew Bonzani)
Vice President,
Assistant General Counsel &
Assistant Secretary

ATTACHMENT I

IBM BOARD APPROVES REGULAR QUARTERLY CASH DIVIDEND;
AUTHORIZES $4 BILLION FOR STOCK REPURCHASE

ARMONK, N.Y., October 31, 2006…The IBM (NYSE: IBM) board of directors today declared a regular quarterly cash dividend of $.30 per common share, payable December 9, 2006 to stockholders of record November 10, 2006.

With the payment of the December 9 dividend, IBM will have paid 364 consecutive quarterly dividends, starting in 1916.

The board also authorized $4 billion in additional funds for use in its stock repurchase program. This amount is in addition to approximately $2.4 billion for stock repurchase remaining from a prior authorization. With  this new approval, IBM now has approximately $6.4 billion for its stock repurchase program. IBM said it will repurchase shares on the open market or in private transactions from time to time, depending on market conditions.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com